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                                                                    Exhibit 10.4

                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT, dated May 1, 2001 by and between Ken C. Johnsen (the "Executive") and Geneva Steel Holdings Corp., a Delaware corporation, and Geneva Steel LLC, a Delaware limited liability company (collectively, the "Company").

         WHEREAS, the Executive has been an employee of the Company; and

         WHEREAS, the Company desires to continue to obtain the benefit of the experience, supervision and services of the Executive in a new position and desires to employ the Executive upon the terms and conditions hereinafter set forth, and the Executive is willing and able to accept such employment on such terms and conditions.

         NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive agree as follows:

         1. Term of Employment. Subject to earlier termination as provided herein, the Executive's employment hereunder shall commence on the date of this Agreement and continue until the third (3rd) anniversary thereof (the "Term") unless earlier terminated pursuant to the terms hereof, provided, however, that on the second (2nd) anniversary thereof and each anniversary thereafter, this Agreement will automatically be extended for a period of one (1) year unless either party gives the other ninety (90) days written notice of termination prior to any such anniversary.

         2. Duties. During the Term, the Executive shall serve as the President and Chief Executive Officer of the Company, subject to the direction and control of the Board of Directors of the Company (the "Board"), and will oversee and direct the operations of the Company and perform such other duties as are consistent with the responsibilities of a President and Chief Executive Officer. During the Term, the Executive shall devote substantially all of his business time, energy, experience and talents to such employment; shall devote his best reasonable efforts to advance the interests of the Company; and shall not engage in any other business activities, as an employee, director, consultant or in any other capacity (other than as an investor), whether or not he receives any compensation therefor, without the prior written consent of the Corporate Governance Committee, provided that the Executive shall be entitled to serve on the board of directors (or its equivalent) of any charitable organization and to continue to serve on the board of directors of Harnischfeger Industries, Inc.

         3. Compensation; Reimbursement. Commencing on the date hereof, the Company shall pay or provide to the Executive as follows, in full satisfaction for his services:

                  (a) Base Salary. A base salary payable in equal installments in accordance with the Company's normal payroll practices at the rate of $385,000 per annum during the Term ("Base Salary"). The Board will annually review the Base Salary payable to the Executive hereunder.
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                  (b) Benefits. The Executive shall be entitled to continue to participate in all health, life, disability, vacation, pension, sick leave and to receive all other benefits, fringe benefits and perquisites he is currently receiving as an employee of the Company and will be entitled to receive all benefits generally made available to the Company's non-union employees during the Term, provided that the Company shall be entitled to amend or terminate any employee benefit plans which are applicable generally to the Company's employees.

                  (c) Expenses. The Company shall pay or reimburse the Executive for ordinary and necessary business expenses incurred by him in the performance of his duties hereunder in accordance with the Company's usual policies.

                  (d) Stock Options. The Company agrees that the Compensation Committee of the Board will review the Executive's current stock option position within the ninety (90) days following the date hereof, and determine in its sole discretion whether an additional grant of options should be made to him. If the Committee resolves to grant additional stock options to the Executive, the grant shall be embodied in a stock option agreement between the Company and the Executive.

         4. Termination. This Agreement may be terminated prior to the expiration of the Term as follows:

                  (a) Disability or Death. The Executive's employment may be terminated by the Company if the Board determines that he has incurred a "Disability." For purposes of this Agreement, "Disability" shall mean a physical or mental incapacity that renders the Executive unable to substantially and competently perform his duties hereunder for a period of ninety (90) consecutive days or for ninety (90) days during any six (6) month period during the Term. In order to assist the Board in making this determination, the Executive shall, as reasonably requested by the Board, (i) make himself available for medical examinations by one or more physicians chosen by the Board and (ii) grant to any such physicians access to all relevant medical information concerning him, arrange to furnish copies of his medical records to such physicians and use his reasonable best efforts to cause his own physicians to be available to discuss his health with such physicians. This Agreement shall automatically terminate on the date of the Executive's death.

                  (b) For Cause. This Agreement may be terminated at any time by the Company for Cause, effective immediately upon the Company's delivery of notice of termination to the Executive. For purposes of this Agreement, "Cause" shall mean:

                      (i) the Executive's continued failure, whether willful, intentional or negligent, to perform substantially his duties hereunder (other than as a result of a Disability), provided that any such failure is not cured within ten (10) days after the Company delivers written notice of it to the Executive;

                      (ii) gross or willful misconduct or gross negligence by the Executive in the performance of his duties hereunder, provided that such conduct is not cured within ten (10) days after the Company delivers written notice of it to the Executive;

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                      (iii) the Executive's conviction of a felony under the
laws of the United States or any state thereof; or

                      (iv) the Executive's material breach of any provision or covenant contained in Sections 6 or 7 hereof.

                  (c) Without Cause. The Company shall have the right to terminate the employment of the Executive without Cause at any time upon ten
(10) days written notice to the Executive, and Executive's employment shall terminate on the date specified in such notice.

                  (d) Resignation Without Good Reason. The Executive shall have the right to terminate his employment at any time for any reason, effective upon sixty (60) days' written notice to the Company.

                  (e) Resignation For Good Reason. The Executive shall have the right to terminate this Agreement at any time, effective upon sixty (60) days' written notice to the Company, for Good Reason. For purposes of this Agreement, "Good Reason" shall mean and be deemed to exist, if without the Executive's prior written consent:

                      (i) the Executive's Base Salary is reduced, other than in connection with a reduction of executive compensation imposed by the Board as to all senior executives of the Company not in excess of ten percent (10%) of base salary in response to negative financial results or other adverse circumstances affecting the Company or its subsidiaries;

                      (ii) the Executive's duties or responsibilities hereunder are significantly reduced;

                      (iii) the Executive's office is relocated to one that is more than seventy-five (75) miles from the location at which the Executive was based immediately prior to the relocation;

                      (iv) the Company fails to perform substantially any material term or provision of this Agreement; or

                      (v) the Executive is assigned duties and responsibilities that are inconsistent in any material respect with the scope of the duties and responsibilities associated with his title and position, as set forth hereunder.

Notwithstanding the foregoing, the Executive shall not have Good Reason unless he notifies the Company of an alleged breach within thirty (30) days of its occurrence and the Company fails to cure any such breach within ten (10) days of its receipt of such notice.

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         5.       Payments following Termination.

                  (a) For Cause or Voluntarily. If the Executive's employment is terminated by the Company pursuant to Section 4(b) hereof or by the Executive other than by reason of Section 4(e), the Executive shall receive no severance, and shall be entitled to receive, in lieu of any other payments or benefits, his accrued but unpaid salary at the rate provided in Section 3(a) or as otherwise increased, any accrued but unpaid bonus from a preceding year, any benefits generally available to nonunion employees upon termination under similar circumstances, plus any expenses that are properly reimbursable pursuant to
Section 3(c) through the date of termination (together, the "Accrued Obligations").

                  (b) On Disability. If termination is due to Disability, the Executive shall be entitled to receive, in lieu of any other payments or benefits, any Accrued Obligations, and a pro rata portion of any annual bonus that otherwise would have been payable with respect to the year in which Disability occurs, but based on the ratio of the number of days he worked in such year bears to 365. Such amounts shall be paid promptly in a cash lump sum following the date of Disability and/or following the date the amount of the bonus is determined, as applicable. Executive shall receive such disability benefits as are currently available or may hereinafter be made available pursuant to Section 3(b).

                  (c) Without Cause or For Good Reason. If the Company terminates the Executive's employment without Cause or the Executive terminates for Good Reason, in lieu of any other payments or benefits, Executive shall be entitled to (a) the Accrued Obligations, (b) one and one-half (1-1/2) times his
(i) Base Salary and (ii) a pro rata portion of any annual bonus that otherwise would have been payable with respect to the year in which termination occurs, but based on the ratio of the number of days he worked in such year bears to 365 and (c) continue to participate in the Company's group medical plan for eighteen months, to the extent participation is permitted under the terms of such plan (if participation is not so permitted, the Company shall pay the Executive's COBRA continuation coverage premiums for eighteen months). The payments due under clauses (a) and (b) shall be made in a simple lump sum in cash within thirty (30) days of the Executive's termination of employment.

                  (d) Release. Prior to Executive's receipt of any termination payment under this Section 5, Executive shall issue a general release to the Company, in such form as the Company may reasonably require, which release shall extinguish all actual or potential claims or causes of action he has, may have had, or hereafter may have against the Company; provided, however, that Executive shall not release any indemnification or contribution rights or obligations that he may have under this Agreement or any other agreement or any rights or obligations he may have under this Agreement or at law, unless otherwise agreed to by the parties in writing. The Company shall simultaneously provide a release to Executive in the form mutatis mutandis given to the Company by Executive.

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         6.       Protection of Confidential Information.

                  (a) Acknowledgment. The Executive agrees and acknowledges that, in the course of rendering services to the Company and its customers, he has acquired and will acquire access to and become acquainted with confidential information about the professional, business and financial affairs of the Company, its subsidiaries and affiliates that is non-public, confidential or proprietary in nature. The Executive acknowledges that the Company is engaged in a highly competitive business and the success of the Company in the marketplace depends upon its good will and reputation for quality and dependability. The Executive recognizes that in order to guard the legitimate interests of the Company, it is necessary for it to protect all confidential information. The existence of any claim or cause of action by Executive against the Company shall not constitute and shall not be asserted as a defense to the enforcement by the Company of this Agreement. The Executive further agrees that his obligations under Section 6(b) shall be absolute and unconditional.

                  (b) Confidential Information. At all times after the Term, the Executive shall keep secret all non-public information, matters and materials of the Company (including subsidiaries or affiliates), including, without limitation, know-how, trade secrets, mail order and customer lists, pricing policies, operational methods, any information relating to the Company's (including any subsidiaries or affiliates) products, processes, customers and services and other business and financial affairs of the Company (collectively, the "Confidential Information"), to which he has had or may have access and shall not use or disclose such Confidential Information to any person other than
(i) the Company, its authorized employees and such other persons to whom the Executive has been instructed to make disclosure by the Company, in each case only to the extent required in the course of the Executive's service to the Company or as otherwise expressly required in connection with court process,
(ii) as may be required by law or (iii) to the Executive's personal advisers for purposes of enforcing or interpreting this Agreement, or to a court for the purpose of enforcing or interpreting this Agreement, and who in each case have been informed as to the confidential nature of such Information and, as to advisers, their obligation to keep such information confidential. "Confidential Information" shall not include any information which is in the public domain, provided such information is not in the public domain as a consequence of disclosure by the Executive in violation of this Agreement. Upon termination of his employment for any reason, the Executive shall deliver to the Company all documents, papers and records (including, but not limited to, electronic media) in his possession or subject to his control that (x) belong to the Company or
(y) contain or reflect any information concerning the Company, its subsidiaries and affiliates; provided, however, that Executive may retain and possess a "form file" of documents and records maintained during the Term of this Agreement. After the Term of this Agreement, Executive may utilize any such forms subject to his obligations under this Agreement to maintain the Confidential Information at all times.

                  (c) Remedies for Breach. The Company and the Executive agree that the restrictive covenants contained in this Agreement are severable and separate, and the unenforceability of any specific covenant herein shall not affect the validity of any other covenant set forth herein. The Executive acknowledges that the Company will suffer irreparable harm as a result of a breach of such restrictive covenants by the Executive for which an adequate monetary

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remedy does not exist and a remedy at law may prove to be inadequate.
Accordingly, in the event of any actual or threatened breach by the Executive of any provision of this Agreement, the Company shall, in addition to any other remedies permitted by law, be entitled to obtain remedies in equity, including, without limitation, specific performance, injunctive relief, a temporary restraining order, and/or a permanent injunction in any court of competent jurisdiction, to prevent or otherwise restrain a breach of Section 6(b), without the necessity of proving damages, posting a bond or other security. Such relief shall be in addition to and not in substitution of any other remedies available to the Company. The existence of any claim or cause of action of the Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of said covenants.

         7. Intellectual Property. The Executive acknowledges that, during the Term, he is subject to the Company's policies, whether written or not, relating to all copyrights, trademarks, trade names, servicemarks, and other intangible or intellectual property rights and further acknowledges that a breach of any such policy may give rise to the remedies contemplated hereunder.

         8. Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) upon confirmation of receipt when such notice or other communication is sent by facsimile, (c) one day after delivery to an overnight delivery courier, or (d) on the fifth day following the date of deposit in the United States mail if sent first class, postage prepaid, by registered or certified mail. The addresses for such notices shall be as follows:

                  (a) For notices and communications to the Company

                               c/o Geneva Steel Holdings Corp.
                               10 South Geneva Road
                               Vineyard, Utah 84058

                               Attn: General Counsel

                               with a copy to:

                               Kaye  Scholer LLP
                               425 Park Avenue
                               New York, New York 10022

                               Attn.: Emanuel Cherney

                  (b) For notices and communications to the Executive, to
                      the address or facsimile set forth below his signature hereto. Any party hereto may, by notice to the other, change its address for receipt of notices hereunder.

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         9.       Miscellaneous.

                  (a) Governing Law. This Agreement shall be governed by the laws of the State of Utah, without regard to any conflicts of laws principles thereof that would call for the application of the laws of any other jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the parties in the courts of the State of Utah and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.

                  (b) Amendment: Waiver. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument executed by both of the parties hereto or, in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

                  (c) Successors and Assigns. This Agreement shall be binding upon the Executive, without regard to the duration of his employment by the Company or reasons for the cessation of such employment, and inure to the benefit of his administrators, executors, heirs and assigns, although the obligations of the Executive are personal and may be performed only by him. This Agreement shall also be binding upon and inure to the benefit of the Company and its subsidiaries, successors and assigns, including any corporation with which or into which the Company or its successors may be merged or which may succeed to its assets or business.

                  (d) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be considered to have the force and effect of an original.

                  (e) Entire Agreement. With the exception of any existing option plan and options agreements, this Agreement supersedes all prior agreements between the parties with respect to its subject matter and is intended (with the documents referred to herein) as a complete and exclusive statement of the terms of the agreement between the parties with respect thereto.

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                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                           Geneva Steel Holdings Corp.


                                           By:     /s/ Carl E. Ramnitz
                                                   -------------------
                                           Name:   Carl E. Ramnitz
                                           Title:  V.P. of Human Resources


                                           Ken C. Johnsen

                                           /s/ Ken C. Johnsen
                                           ------------------
                                           Address and Facsimile:

                                           6157 Oak Canyon Drive
                                           Holladay, UT  84121


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